Exhibit 10.2

ADEX MEDIA, INC.
________________

SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

June ___, 2009

TABLE OF CONTENTS

Page

1	AUTHORIZATION AND SALE OF PREFERRED STOCK AND WARRANTS	1
1.1	Authorization.	1
1.2	Sale of Series A Preferred Stock	1
1.3	Sale of Common Stock Warrants	1
1.4	Purchase Price	2
1.5	Use of Proceeds	2
2	CLOSING; DELIVERY	2
2.1	Closing	2
2.2	Agent’s Fee	2
2.3	Mechanics of Subscription	2
2.4	Company Acceptance	3
3	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY	3
3.1	Organization and Standing	3
3.2	Corporate Power	3
3.3	Authorization	3
3.4	Compliance with Other Instruments	3
3.5	Governmental Consents, etc.	4
3.6	Brokers or Finders	4
3.7	Offering Valid	4
3.8	No Variable Priced Financing	4
4	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER	4

4.1	Authorization	5
4.2	Reliance	5
4.3	Purchase Entirely for Own Account	5
4.4	No Public Market	5
4.5	Governmental Review	5
4.6	Disclosure of Information	5
4.7	Company Information	5
4.8	No General Solicitation	5
4.9	Investment Experience	6
4.1	Speculative Nature of Investment	6
4.11	Accredited Investor	6
4.12	Authorization	6
4.13	Restricted Securities	6
4.14	Legends	6
4.15	Residency	7
4.16	No Registration; Exemption	7
4.17	Purchaser Counsel	7
4.18	Tax Advice	7
4.19	Restrictions on Exercise and Conversion	7
4.2	Other Disposition of Company Securities	8
5	LIMITATIONS ON DISPOSITION	8
5.1	General Restrictions on Disposition	8
5.2	Further Restriction on Disposition of Series A Preferred Stock and Warrants	8
5.3	Exception	8
5.4	Removal of Legend	8
5.5	Transfer Agent Instructions	9

6	CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE	9
6.1	Representations and Warranties	9
6.2	Covenants	9
6.3	Consents; Notices	9
6.4	Legal Investment	9
6.5	Certificate of Designation	10
7	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL	10
7.1	Execution and Delivery of Signature Page	10
7.2	Delivery of Purchase Price	10
7.3	Representations and Warranties	10
7.4	Consents; Notices	10
7.5	Certificate of Designation	10
7.6	Legal Investment	10
8	INDEMNIFICATION	10
8.1	Indemnification by Purchaser	10
9	MISCELLANEOUS	11
9.1	No Voting Right	11
9.2	Participation Rights	11
9.3	Registration Rights	11
9.4	Governing Law	11
9.5	Survival	11
9.6	Successors and Assigns	11
9.7	Entire Agreement; Amendment	12
9.8	Notices, etc.	12

9.9	Expenses	12
9.1	Third-Party Beneficiaries	12
9.11	Further Assurances	12
9.12	Counterparts; Facsimile	12
9.13	Severability	13
9.14	Gender	13
9.15	Captions	13

Schedule I                               Schedule of Purchasers
Exhibit A                                 Certificate of Designation
Exhibit B                                  Form of Common Stock Warrant

ADEX MEDIA, INC.

SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

This Series A Convertible Preferred Stock and Warrant Purchase Agreement (“Agreement”) is made as of June __, 2009, by and among Adex Media, Inc., a Delaware corporation (the “Company”), with its principal executive office at 883 N. Shoreline Boulevard, Suite A-200, Mountain View, CA 94043, and the purchasers listed on the Schedule of Purchasers attached as Schedule I hereto (each a “Purchaser” and collectively the “Purchasers”).

1. AUTHORIZATION AND SALE OF PREFERRED STOCK AND WARRANTS

1.1 Authorization. The Company has authorized the sale and issuance of up to 4,000,000 shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) pursuant to this Agreement, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations in the form attached to this Agreement as Exhibit A (the “Certificate of Designations”), as well as the issuance of shares of Common Stock (as defined below) to be issued on conversion of the Series A Preferred Stock (the “Conversion Shares”), the issuance of the Warrants (as defined below) and the issuance of shares of Common Stock to be issued on exercise of the Warrants (the “Warrant Shares”).

1.2 Sale of Series A Preferred Stock.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers at the Closing, and each Purchaser, severally and not jointly, agrees to purchase from the Company, that number of shares of Series A Preferred Stock specified opposite each Purchaser’s name on the Schedule of Purchasers, at a purchase price of $1.20 per share.

1.3 Sale of Common Stock Warrants.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers at the Closing a warrant in substantially the form of Exhibit B (individually, the “Warrant” and collectively the “Warrants”) exercisable for the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to 50% of the number of shares that such Purchaser would receive upon conversion of the Series A Preferred Stock purchased by such Purchaser as of the Closing Date, (the Warrant Shares, as adjusted from time to time pursuant to the terms of the Warrant, together with the shares of Series A Preferred Stock to be issued pursuant to Section 1.2, the Warrant to be issued pursuant to Section 1.3, and the Conversion Shares, are collectively referred to as the “Shares”).  The exercise price of the Warrant Shares shall initially be equal to $1.56 and shall be adjusted from time to time pursuant to the terms of the Warrant.

1.4 Purchase Price.  The purchase price (the “Purchase Price”) of the Series A Preferred Stock and Warrants will be $1.20 per share of Series A Preferred Stock.  The aggregate purchase price for each Purchaser shall be the amount set forth below such Purchaser’s name on such Purchaser’s Signature Page hereto.

1.5 Use of Proceeds.  The Company will use the proceeds of the sale of Shares to increase its merchant processing line of credit, fund the capital expenditure requirements necessary to expand marketing, and for working capital purposes, including the payment of fees and expenses incurred in connection with the Offering.

2. CLOSING; DELIVERY

2.1 Closing.  The closing of the purchase and sale of the Series A Preferred Stock hereunder (the “Initial Closing”) shall be held at 10:00 a.m. on May 18, 2009 or on such later date or dates as the Company and Purchasers may agree to (the date of the Closing being referred to as the “Closing Date”).  The place of the Initial Closing (including the place of delivery to the Purchasers by the Company of the Warrants and the certificates evidencing the shares of Series A Preferred Stock being purchased including the Certificate of Designation and the place of payment to the Company by the Purchasers of the Purchase Price therefor, shall be at the offices of Bullivant Houser Bailey PC, 601 California Street, Suite 1800, San Francisco, CA 94105, or such other place as the Purchasers and the Company may mutually agree.  If there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.  A final Closing will occur when the Company receives an aggregate Purchase Price equal to $4,800,000 (the “Maximum Offering”) or no later than June 30, 2009, whichever occurs first; unless the Company elects to extend such period.

2.2 Agent’s Fee.  The Purchaser acknowledges that the Company has engaged StreetCapital Inc. (the “Agent”) as its exclusive agent in connection with the offering of Shares (the “Offering”) and, as consideration for its services, has agreed to pay the Agent a commission consisting of (a) 8% of the total purchase price of Shares sold to investors directly introduced by StreetCapital to the Company in cash when such price is paid to the Company and (b) a warrant to purchase an amount of shares of Common Stock equal to 8% of the total number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrant sold to investors directly introduced by StreetCapital to the Company at closing. Notwithstanding the foregoing, if any Warrants are exercised by a holder directly introduced by StreetCapital to the Company, the cash component of StreetCapital’s commission shall be reduced to 4% of the cash proceeds from the exercise of such Warrants, payable on receipt of such funds.

2.3 Mechanics of Subscription.  The Purchaser may subscribe for the Series A Preferred Stock and the Warrants (subject to the Company’s acceptance of such subscription) only by (i) fully completing and signing the Subscription Agreement (the “Subscription Agreement”), (ii) executing the signature page to this Agreement (the “Signature Page”), and (iii) delivering the Subscription Agreement and Signature Page along with payment of such Purchaser’s aggregate Purchase Price payable by check or wire transfer to the order of “Adex Media, Inc.”

2.4 Company Acceptance.  Only the issuance of the Series A Preferred Stock and Warrant to each Purchaser by the Company shall constitute the Company’s acceptance of such Purchaser’s purchase. The Company reserves the right, in its sole discretion, to reject any purchase.  Following the Company’s acceptance of any purchase by a Purchaser, the Company will deliver to such Purchaser a Series A Preferred Stock in the amount set forth opposite such Purchaser’s name on Schedule of Purchasers and a Warrant to purchase the Warrant Shares.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Purchasers as of the date hereof as follows:

3.1 Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

3.2 Corporate Power.  The Company has and will have at each Closing Date all requisite legal and corporate power to execute and deliver this Agreement and the Warrants, and to sell and issue the Shares, and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights and by general principles of equity.

3.3 Authorization

.  All corporate action on the part of the Company, its board of directors (the “Board”) and shareholders necessary for the (i) authorization, execution, delivery and performance by the Company of this Agreement and the Warrants; (ii) the filing of the Certificate of Designation; (iii) the authorization, reservation, sale, issuance and/or delivery of the Shares; and (iv) the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Closing.  The shares of Series A Preferred Stock, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued and will be fully paid and non-assessable, and free of any liens or encumbrances, and the Conversion Shares and the Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Warrants, will be validly issued, fully paid and non-assessable, and free of any liens or encumbrances.

3.4 Compliance with Other Instruments.  The Company is not in violation (i) of any term of its Certificate of Incorporation or Bylaws, as amended, (ii) in any material respect of any order, statute, rule or regulation applicable to the Company or (iii) in any material respect of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree.  To the Company’s knowledge, the Company has not received any notice of any violation of any such statute, law, regulation or order, which has not been remedied prior to the date hereof.

3.5 Governmental Consents, etc.  No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, and the Warrant, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Designations in the office of the Secretary of State of the State of Delaware, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable state securities laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

3.6 Brokers or Finders.  Except for the payments to be made to the Agent, the Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.7 Offering Valid.  Assuming the accuracy of the representations and warranties contained in Section 4, the offer, sale and issuance of the Shares will be exempt from the requirement of the Securities Act and will have been registered or qualified (or exempt from such registration or qualification) under all applicable state securities laws.

3.8 No Variable Priced Financing.  Until such time, if any, as the Shares may be sold pursuant to Rule 144 under the Securities Act, the Company shall not, without the prior written consent of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding, contract for or consummate any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company, or securities convertible or exchangeable into or for such securities, which (i) are convertible into or exchangeable for an indeterminate number of shares of Common Stock; (ii) are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock; (iii) directly or indirectly provide for any “re-set” or adjustment of the purchase price, conversion rate or exercise price after the issuance of the security; or (iv) contain any “make-whole” provision based upon, directly or indirectly, the market price of the common stock after the issuance of the security, in each case, other than reasonable and customary antidilution adjustments.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

           Each Purchaser represents, warrants and covenants to the Company, as of the date hereof, severally and not jointly, with respect only to itself and its purchase hereunder, as follows:

4.1 Authorization.  Purchaser has full power and authority to enter into this Agreement and this Agreement will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms.

4.2 Reliance. The Company is entering into this Agreement in reliance upon the Purchaser’s representations and covenants made in this Section 4 (together with those representations and warranties made in the Subscription Agreement), which by Purchaser’s execution of this Agreement, Purchaser hereby confirms.

4.3 Purchase Entirely for Own Account.  Purchaser is purchasing the Shares for investment for Purchaser’s account only, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the Shares. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Shares to such person or to any third person.

4.4 No Public Market.  Purchaser understands and acknowledges that no public market now exists for any of the Series A Preferred Stock and the Warrants and that the Company has made no assurances that a public market will ever exist for the Series A Preferred Stock or the Warrants.

4.5 Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.6 Disclosure of Information.  Purchaser has reviewed the documents publicly filed by the Company with the Securities and Exchange Commission and has read and understands the risk factors disclosed therein.  Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser’s Shares.  Purchaser has had an opportunity to ask questions and has received satisfactory answers from the Company regarding the terms and conditions of the offering and sale of the Shares and the business and operations of the Company.  Purchaser is solely responsible for conducting its own due diligence investigation of the Company and his or its analysis of the merits and risks of an investment in the Company.

4.7 Company Information. Except for the representations and warranties in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any of its officers, directors, employees, agents or affiliates.

4.8 No General Solicitation.  Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.  Purchaser will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company.  Other than to other parties to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to Purchaser in connection with this transaction, including the existence and terms of this transaction.

4.9 Investment Experience.  Purchaser is an investor in securities of early-stage companies and acknowledges that the Purchaser is able to bear the economic risk of the Purchaser’s investment, including the complete loss thereof.  The Purchaser has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, and the Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

4.10 Speculative Nature of Investment.  Purchaser acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

4.11 Accredited Investor

.  Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the Securities Act. The Purchaser has truthfully completed and signed, and understands the provisions of the Subscription Agreement.

4.12 Authorization. The Purchaser, if acting in a representative capacity for a corporation, partnership, limited liability company, or a trust, or as an agent for any person or entity, has full power and authority to execute this Agreement in such capacity and on behalf of such corporation, partnership, limited liability company, trust, person or entity.

4.13 Restricted Securities.  The Purchaser understands that the Shares the Purchaser is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Purchaser is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Purchaser understands Rule 144 is not currently available for the sale of the Shares and may never be so available, and that the Company is under no obligation to register the Shares under the Securities Act or any state securities laws.

4.14 Legends.  Purchaser understands that until such time, if any, as the Shares may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in Section 5 below), the certificates for all Shares will bear a restrictive legend (the “Legend”), which will include language in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

In addition to the foregoing, the Legend for certificates representing shares of Series A Preferred Stock and Warrants shall include language in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

4.15 Residency.  The Purchaser is a resident of the state given in such Purchaser’s address on the Signature Page hereto.

4.16 No Registration; Exemption. The Purchaser acknowledges that the Shares have not been and will not be registered under the Securities Act on the ground that the sale of the Shares pursuant to this Agreement is exempt. The Purchaser acknowledges that the availability of such exemption depends on among other things, Purchaser’s bona fide investment intent, and that the Company will be relying on the accuracy and completeness of the Purchaser’s representations and warranties in this Agreement to establish the Company’s legal right to sell the Shares to the Purchaser without registration under the federal securities laws and applicable state securities laws.

4.17 Purchaser Counsel.  The Purchaser has had the opportunity to review the Agreement, the Warrant and the exhibits and schedules thereto, and the transactions contemplated by such documents with its own legal counsel.

4.18 Tax Advice.  The Purchaser has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares.  The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Shares.

4.19 Restrictions on Exercise and Conversion.  The Purchaser shall not convert the Series A Preferred Stock or exercise the Warrants to the extent that such Purchaser’s beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of Common Stock would exceed 4.99% of the Common Stock outstanding. The Company shall have the right to refuse to issue Common Stock with respect to any such conversion or exercise and shall not be obligated to recognize or record such conversion or exercise in the Company’s records.

4.20 Other Disposition of Company Securities.  Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, (a) established a short position in any securities of the Company during the twelve-month period before Closing or (b) executed any other disposition in the securities of the Company from the time Purchaser first received a written or oral description of the material terms of the transactions contemplated by this Agreement until Closing. For as long as Purchaser holds shares of Series A Preferred Stock or Warrants, Purchaser will not establish a short position in the Company’s Common Stock.

5. LIMITATIONS ON DISPOSITION

5.1 General Restrictions on Disposition. Without in any way limiting the representations and warranties set forth in Section 4, Purchaser further agrees not to directly or indirectly offer, sell, pledge or otherwise transfer all or any portion of the Shares (other than the valid exercise thereof in accordance with their respective terms) unless and until there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement or such proposed disposition is exempt from the registration requirements of the Securities Act.

5.2 Further Restriction on Disposition of Series A Preferred Stock and Warrants. In addition to the general restrictions set forth in Section 5.1, Purchaser shall not directly or indirectly off er, sell, pledge or otherwise transfer all or any portion of the Series A Preferred Stock or the Warrants without the Company’s prior written consent.

5.3 Exception.  Notwithstanding the restrictions on disposition set forth in Sections 5.1 and 5.2 above, Purchaser may transfer any Shares for bona fide estate planning purposes in which no consideration is paid for such transfer, either during Purchaser’s lifetime or on death, by will or intestacy, to Purchaser’s spouse, children, parents, or siblings, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are wholly owned by, such Purchaser or any such family members, provided that Purchaser shall deliver prior written notice to the Company of any such transfer and such Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and each transferee, shall, as a condition to such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement.

5.4 Removal of Legend.  The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Shares upon which it is printed, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Shares can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Shares can be so sold without restriction.  If the Legend is removed from any Shares or any Shares are issued without the Legend and the Shares are to be disposed of other than pursuant to a registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Shares shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act.  Also, if the Legend is removed from any Shares or any Shares are issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Shares is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Shares, the Company may require that the Legend be placed on any such Shares that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to above has not been rendered, which Legend shall be removed when such Shares may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto.

5.5 Transfer Agent Instructions.  The Company has appointed an independent agent to act as registrar and transfer agent for the Shares.  To ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions with respect to the Shares and the Company may make appropriate notations to the same effect in its records.

6. CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE

Each Purchaser’s obligation to purchase the shares of Series A Preferred Stock and Warrant at the Closing is subject to the fulfillment on or prior to the date of Closing of the following conditions, any of which may be waived in whole or in part by the Purchasers (with respect to the sale to such Purchaser):

6.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

6.2 Covenants All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3 Consents; Notices. Except for the notices required or permitted to be filed, if any, after the date of Closing pursuant to federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Series A Preferred Stock and the Warrants.

6.4 Legal Investment. At the Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of such Purchaser’s Series A Preferred Stock and Warrant shall be legally permitted by all laws and regulations to which such Purchaser or the Company are subject.

6.5 Certificate of Designation. The Certificate of Designations shall have been duly adopted by the Company and shall have been duly filed with the Secretary of State of the State of Delaware.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The Company’s obligation to sell and issue the Series A Preferred Stock and Warrant to any Purchaser at the Closing is subject to the fulfillment on or prior to the date of Closing of the following conditions, any of which may be waived in whole or in part by the Company at the option of the Company, subject to the fulfillment of the following conditions:

7.1 Execution and Delivery of Signature Page. Such Purchaser shall have completed, executed and delivered such Purchaser’s signature page to this Agreement.

7.2 Delivery of Purchase Price. Such Purchaser shall have delivered such Purchaser’s aggregate Purchase Price to the Company.

7.3 Representations and Warranties. The representations made by each Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

7.4 Consents; Notices.  Except for any notices required or permitted to be filed after the date of Closing pursuant to federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Series A Preferred Stock and Warrant, and no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated in this Agreement which restricts or prohibits the consummation of the transactions contemplated herein.

7.5 Certificate of Designation. The Certificate of Designations shall have been accepted for filing by the Secretary of State of the State of Delaware.

7.6 Legal Investment

. At the Closing, the sale and issuance by the Company, and the purchase by the Purchasers, of the Series A Preferred Stock and Warrant shall be legally permitted by all laws and regulations to which Purchaser or the Company are subject.

8. INDEMNIFICATION

8.1 Indemnification by Purchaser.  Purchaser agrees to indemnify, defend and hold the Company and its current and future directors, officers, agents, employees, representatives, affiliates and controlling persons harmless from and against any and all loss, damage, action, claim, or liability (including reasonable attorneys’ fees and disbursements in connection with any investigation, enforcement action, trial or appeal) due to or arising out of any untruth, inaccuracy, or breach of any representation, warranty or covenant of such Purchaser in this Agreement.

9. MISCELLANEOUS

9.1 No Voting Right.  Holders of the Warrants shall have no right, solely by virtue of holding the Warrants, to vote on any matter presented to the Company’s shareholders, and shall not have any other rights of a shareholder, until such holder has been issued shares of the Company’s voting stock upon exercise of a Warrant pursuant to the terms of this Agreement and such Warrant.

9.2 Participation Rights.  If the Company proposes to offer any equity or debt securities in a private placement at any time until six months after the earlier of (i) the date that a registration statement registering all shares of Common Stock underlying the Series A Preferred Stock and Warrants become effective, and (ii) the date that all shares of Common Stock underlying the Series A Preferred Stock and Warrants may be sold pursuant to Rule 144, then each Purchaser will have the right to purchase such securities on the same terms as in the proposed offering, provided that such Purchaser’s aggregate purchase price for such securities shall not exceed such Purchaser’s total dollar investment in the Series A Preferred Stock.

9.3 Registration Rights. If at any time until six months after the earlier of (i) the date that a registration statement registering all the shares of Common Stock underlying the Series A Preferred Stock and Warrants become effective, and (ii) the date that all shares of Common Stock underlying the Series A Preferred Stock and Warrants may be sold pursuant to Rule 144, the Company grants demand registration rights or “piggy-back” registration rights to any third-party investors in connection with any equity or convertible debt offering, then each Purchaser will be entitled to “piggy-back” registration rights with respect to the Common Stock underlying the Series A Preferred Stock and Warrants for all demand registrations of any such third-party investors and all registrations of the Company subject to such third-party “piggy-back” registration rights; provided, however, that in each case the Company and its underwriters shall have the right to reduce the number of shares proposed to be registered pro rata in view of market conditions.

9.4 Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

9.5 Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby.

9.6 Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto; provided, however, that the rights of the Purchasers to purchase shares of Series A Preferred Stock shall not be assignable without the written consent of the Company.

9.7 Entire Agreement; Amendment.  This Agreement (including the schedule and exhibits hereto) and the instruments referred to herein constitute the full and final understanding and agreement among the parties with regard to the subjects hereof and thereof.  Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

9.8 Notices, etc..  All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or United States mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Purchaser, at the Purchaser’s address set forth on the Purchaser’s Signature Page hereto, or at such other address as the Purchaser shall have furnished to the Company in writing, or (ii) if to the Company, at 883 N. Shoreline Boulevard, Suite A-200, California 94043, Attention: Chief Financial Officer, or at such other address as the Company shall have furnished to the Purchaser in writing, with a copy to Eric K. Ferraro, Bullivant Houser Bailey PC, 601 California Street, Suite 1800, San Francisco, California 94108, Fax (415) 352-2701.

9.9 Expenses.  The Company and the Purchasers shall each bear their own expenses and legal fees with respect to this Agreement and the Warrant and the transactions contemplated hereby; provided, however, that, after the completion of any of the transactions contemplated by this Agreement, the Company shall reimburse the reasonable legal fees and expenses of the Purchasers not to exceed $20,000 in the aggregate.  The Purchasers acknowledge that payment of such fees by the Company raises a potential conflict of interest and hereby consent to the payment arrangement set forth herein.

9.10 Third-Party Beneficiarie.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision by enforced or relied upon by, any other person.

9.11 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.12 Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.

9.13 Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.14 Gender.  The use of the neuter gender herein shall be deemed to include the masculine and the feminine gender, if the context so requires.

9.15 Captions. The captions or headings of the paragraphs in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Series A Convertible Preferred Stock and Warrant Purchase Agreement to be duly executed and delivered as of the date set forth below.

COMPANY:

ADEX MEDIA, INC.

By:           _______________________________
Name:      _______________________________

Title:       _______________________________

Date:        _______________________________

IN WITNESS WHEREOF, the parties have caused this Series A Convertible Preferred Stock and Warrant Purchase Agreement to be duly executed and delivered as of the date set forth below.

ENTITY PURCHASER:

Purchaser Name:                ___________________________________

Signature:                            ___________________________________

Name of Signatory:            ___________________________________

Title:                                     ___________________________________

Date:                                   ___________________________________

Investment Amount:       $___________________________________

Address for notices:          ___________________________________

Attention:      ___________________________________

Facsimile:         ___________________________________

Type of Ownership (check one):
Trust
Corporation
Limited Liability Company
Other (please specify):__________________________

IN WITNESS WHEREOF, the parties have caused this Series A Convertible Preferred Stock and Warrant Purchase Agreement to be duly executed and delivered as of the date set forth below.

INDIVIDUAL PURCHASER:

Purchaser Name:                         ____________________________________

Signature:                                     ____________________________________

Date:                                             ____________________________________

Investment Amount:               $   ____________________________________

Address for notices:                  ____________________________________

Attention:     ____________________________________

Facsimile:        ____________________________________

Type of Ownership (check one):
Individual ownership
Community Property (each spouse must sign)
Joint Tenants w/ Right of Survivorship (all must sign)
Tenants in Common (all must sign)
Other (please specify):__________________________

SCHEDULE I

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Shares of Series A Preferred Stock	Shares of Common Stock Subject to Warrant	Aggregate Purchase Price

EXHIBIT A
CERTIFICATE OF DESIGNATIONS

EXHIBIT B
FORM OF COMMON STOCK WARRANT